FIRST AMENDMENT TO AGREEMENT OF SALE

     THIS FIRST AMENDMENT TO AGREEMENT OF SALE (this "Amendment"), is entered into as of the 23rd day of December, 1996, by and between Berwind Property Group, Inc. ("Purchaser"), and WRGSB Associates ("Seller").

                                  WITNESSETH:

     A. Purchaser and Seller have heretofore entered into a certain Agreement of Sale dated December 11, 1996 ("Agreement") for the purchase and sale of the property commonly known as the GSB Building, One Belmont Avenue, Bala Cynwyd, Pennsylvania.

     B. Purchaser and Seller now desire to amend the Agreement to extend the Inspection Period (as that term is defined in the Agreement).

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. The expiration of the Inspection Period (as defined in Paragraph 7.1 of the Agreement) is hereby extended to 5:00 p.m. Chicago time on January 5, 1997.

     2. Except as specifically modified herein, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                              PURCHASER:

                              BERWIND PROPERTY GROUP, INC., a Pennsylvania corporation

                              By:   /s/ Roy C. Perry
                                   -----------------------------------------
                              Name:     Roy C. Perry
                                   -----------------------------------------
                              Its:      Vice President
                                   -----------------------------------------

                              SELLER:

                              WRGSB ASSOCIATES, an Illinois limited partnership

                              By:  Balcor Equity Partners-I, an Illinois
                                   general partnership, its general partner

                                   By:  The Balcor Company, a Delaware
                                        corporation, a partner

                                        By:   /s/ Daniel L. Charleston
                                             --------------------------------
                                        Name:     Daniel L. Charleston
                                             --------------------------------
                                        Its:      Authorized Representative
                                             --------------------------------
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